EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

for Mirant Americas Generation, LLC

7.20% Senior Notes due 2008 and
8.50% Senior Notes due 2021

This form or one substantially equivalent hereto must be used to accept the offer to exchange (the “Registered Exchange Offer”) of Mirant Americas Generation, LLC (the “Company”) made pursuant to the Prospectus, dated May 6, 2002 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”) if existing 7.20% Senior Notes due 2008 and 8.50% Senior Notes due 2021, as described in the Prospectus (the “Existing Notes”), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit the delivery of the Existing Notes and all required documents to reach Deutsche Bank Trust Company Americas (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on June 7, 2002, the expiration date (the “Expiration Date”) of the Registered Exchange Offer. Such form may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Existing Notes pursuant to the Registered Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

Delivery to Deutsche Bank Trust Company Americas, Exchange Agent:

By Mail:	By Overnight Mail or Courier:	By Hand:
DB Services Tennessee, Inc.	DB Services Tennessee, Inc.	Deutsche Bank Trust Company Americas
Corporate Trust & Agency Services	Corporate Trust & Agency Services	c/o The Depository Trust Clearing Corporation
Securities Payment Unit	Securities Payment Unit	55 Water Street, 1st Floor
P.O. Box 291207	648 Grassmere Park Road	Jeanette Park Entrance
Nashville, TN 37229-1207	Nashville, TN 37211	New York, NY 10041
FAX: (615) 835-3701	Confirm by Telephone: (615) 835-3572	Information (800) 735-7777

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Existing Notes set forth below, pursuant to the guaranteed delivery procedure described in “This Exchange Offer—Procedures for Tendering the Existing Notes—Guaranteed Delivery” section of the Prospectus.

Principal Amount of Notes Tendered:

7.20% Senior Notes due 2008	8.50% Senior Notes due 2021

Note Nos. (if available):

If Notes will be delivered by book-entry transfer to The
Depository Trust Company, provide account number:

Name(s) of Record Holder(s):

(Please print or type)

Address(es):

Area Code and Telephone Number(s):

Signature(s):

Dated:

The accompanying guarantee must be completed

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any “eligible guarantor” institution within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the notes representing all tendered Existing Notes, in proper form for transfer, or a Book-Entry Confirmation, as described in the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter of Transmittal to the Exchange Agent with the time period set forth therein and that failure to do so could result in financial loss to the undersigned.

Name of Firm

Address

Area Code and Telephone Number

(authorized signature)

Title (Please type or print)

Date: _____________________